CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT ("Agreement") is made to be effective the 13th day of September, 2002 (the "Effective Date") by and between Alan S. Litvak, independent contractor (the "Consultant") and GK Intelligent Systems, Inc, a Delaware corporation (the "Corporation"), whose principle place of business is Houston, Texas.


     1. Engagement of Consultant. The Corporation hereby retains Consultant, as an independent contractor, to render consulting services, and these services to be performed are described in detail in the Addendum (the attached document). Consultant hereby agrees to render consulting services to the Corporation upon the terms and conditions hereinafter set forth.

     2. Duties of Consultant. Consultant shall perform such consulting services for the Corporation as shall be delegated by the Corporation. Consultant shall have control of the methods, timing and manner in which he performs services for the Corporation_ Consultant is not required to devote its full time and attention to the duties under this Agreement, nor is Consultant required to maintain or establish set hours of work consistent with the Corporation's policies on work hours for its employees. However, Consultant is required to devote the necessary amount of time and attention to maintain the standards of performance established by the Corporation for consultants of the same position, background and experience as Consultant.

     3. Consideration. As consideration for the consulting services to be tendered during the terms of this Agreement, the Corporation agrees to compensate Consultant by paying him a commission amounting to ten (10) percent of the total dollars raised by the Corporation in the private placement of its stock as described in the attached Addendum and initiated on this date. The commission paid to Consultant shall be in consideration for those accredited investors who the Consultant identifies, makes available, and who subsequently choose to invest in the placement. Payment to Consultant shall be made according to the following formula: one-half, or fifty percent of the total amount due shall be in cash; the remaining fifty percent shall be in the form of GK Intelligent Systems stock with a per-share value equal to the value of the stock offered in the placement. The Corporation agrees to register the stock in a SB2 filing upon satisfactory completion of the offering and concomitant with a successful move to the OTC Bulletin Board. The Corporation shall reimburse Consultant for all reasonable and necessary expenses, including, without limitation, travel meals and entertainment, incurred by Consultant in providing consulting services in accordance with the terms of this Agreement.

     4. Non-Exclusivity. Consultant is under no obligation to work exclusively for the Corporation, and may accept engagements, work, and assignments from parties other than the Corporation on a regular basis. The Corporation understands that Consultant's services are available to the general public on a regular and consistent basis, and accepts the Consultant's engagement under this Agreement upon such basis.


     5. Confidentiality and Proprietary Information. Consultant acknowledges that the law provides companies, such as the Corporation, with protection for their trade secrets and confidential information. Consultant agrees not to disclose, directly or indirectly, any of the Corporation's confidential business information or confidential technical information to anyone without the prior written consent of the Corporation. Consultant will not use any of the Corporation's confidential business information or confidential technical information in any way, either during or after the term of this Agreement, except as required in the course of the Consultant's performance pursuant to this Agreement. Consultant agrees to strictly

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          adhere to any obligations that it may have to companies with which it has formally been associated insofar as its use or disclosure of their confidential information is concerned. Information will not be deemed part of the confidential information that is restricted by this section if the Consultant can show that: (a) the information was in its possession or within its knowledge before the Corporation disclosed it to the Consultant; or (b) the information was or became generally known to those who could take economic advantage of it, through no fault of the Consultant; or (c) Consultant obtained the information from a party having the right to disclose it to the Consultant without violation of any obligation to the Corporation; or
          (d) Consultant is required to disclose the information pursuant to legal process (e.g., a subpoena, deposition, discovery, etc.), provided that Consultant notifies the Corporation immediately upon receiving or becoming aware of the legal process in question. All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Corporation made or received by the Consultant during the term of this Agreement are and shall remain the property of the Corporation. Upon termination of this Agreement, the Consultant will immediately deliver to the Corporation all property of the Corporation which may still be in the Consultant's possession. Consultant will not remove or assist in removing such property from the Consultant's premises under any circumstances, either during the term of this Agreement or after termination thereof, except with the prior written consent of the Corporation.

     6. Effective Date, The Effective Date of this Agreement shall be September 131" 2002

     7. Governing Law. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Texas.

     8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected thereby, and in lieu of such an illegal, invalid or unenforceable provision, there will automatically be added a provision, as a part of this Agreement, as similar in terms to such illegal, invalid or unenforceable provision as may be possible and will be legal, valid, and enforceable.

     9. Notice. Any notice, demand, desire or request permitted in connection with this Agreement shall be in writing and shall be deemed effective if hand delivered or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties intended at the address set forth next to their signature to this Agreement.

     10. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto have signed the same document, and all counterparts will constitute one and the same agreement.

     11. Headings. The headings of the sections of this Agreement have been inserted for convenience and reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

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        IN WITNESS WHEREOF, this Agreement is executed, effective as of the
           Effective Date

                                                  CONSULTANT


                                                  By: /S/ Alan S. Litvak
                                                  -----------------------------
                                                  Alan S. Livak
                                                  Independant Consultant
                                                  580 Westlake Park Blvd.
                                                  Suite 1630
                                                  Houston, Texas 77079



                                                  CORPORATION

                                                  GK Intelligent Systems, Inc.
                                                  A Delaware corporation


                                                  By: /S/ Gary F. Kimmons
                                                  -----------------------------
                                                  Gary F. Kimmons, CEO
                                                  2602 Yorktown Place
                                                  Houston, Texas 77056



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                                    Addendum

     Executive consultative services to be performed by Alan S. Litvak:


     1. Assistance in the identification and procurement of qualified accredited investors for a private placement of four million shares of GK Intelligent Systems securities as delineated by a private placement memorandum issued by the Corporation which is dated September 13, 2002.

     2. Mentoring/guidance in structuring the placement.